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                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                   AMENDMENT NO. 1
                                         TO
                                      FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            SOURCECORP, INCORPORATED
             (Exact name of registrant as specified in its charter)


          DELAWARE                                75-2560895
(State or other jurisdiction                    (IRS Employer
     of incorporation)                       Identification No.)


                             3232 MCKINNEY AVENUE
                                  SUITE 1000
                              DALLAS, TEXAS 75204
                    (Address of principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of each class
                               to be registered
                              -------------------

                                 COMMON STOCK,
                                 PAR VALUE $.01
                                   PER SHARE

                              F.Y.I. INCORPORATED
         (Former name or former address, if changed since last report)

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Item 1. Description of Registrant's Securities to be Registered

        On February 14, 2002, the Registrant announced the change of its corporate name from F.Y.I. Incorporated to SOURCECORP, Incorporated and the change of its trading or ticker symbol on the Nasdaq Stock Market to SRCP. A copy of the Certificate of Ownership and Merger pursuant to which the name change was effected under Delaware law is filed as an exhibit to this Form 8-A/A.

        The description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Form S-1 Registration Statement (Registration Number 33-98608) as filed with the Securities and Exchange Commission on October 25, 1995. Such description is incorporated by reference in response to this item. If the Registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits

        The following exhibits are filed herewith:

        99.1 Specimen certificate for the Common Stock, par value $.01 per share, of the Registrant.

        99.2 Certificate of Ownership and Merger filed with the Secretary of State of Delaware effective February 14, 2002 merging SourceCorp Incorporated with and into the Registrant and changing the name of the Registrant to SOURCECORP, Incorporated (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed February 15, 2002).

        99.3    Restated Certificate of Incorporation of the Registrant.

        99.4    Amended and Restated By-Laws of the Registrant.

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      SOURCECORP, INCORPORATED


Date:   February 15, 2002             By: /s/ Ed H. Bowman, Jr.
                                         --------------------------------------
                                          Ed H. Bowman, Jr.
                                          President and Chief Executive Officer



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                                 EXHIBIT INDEX

99.1 Specimen certificate for the Common Stock, par value $.01 per share, of the Registrant.

99.2 Certificate of Ownership and Merger filed with the Secretary of State of Delaware effective February 14, 2002 merging SourceCorp Incorporated with and into the Registrant and changing the name of the Registrant to SOURCECORP, Incorporated (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed February 15, 2002).

99.3    Restated Certificate of Incorporation of the Registrant.

99.4    Amended and Restated By-Laws of the Registrant.